UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2015

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2015, Navidea Biopharmaceuticals, Inc. (the “Company”) announced the appointment of Mr. Anton Gueth to serve on its Board of Directors, effective June 1, 2015. Mr. Gueth was appointed to a term ending at the Company’s annual stockholders’ meeting in 2016. Mr. Gueth is currently President of Gueth Consulting LLC, which focuses on business development and alliance management in the pharmaceutical industry. He is also currently a Managing Director with EVOLUTION Life Science Partners. Before joining EVOLUTION Life Science Partners, Mr. Gueth was a Managing Director of Burrill Merchant Bank. His career includes nearly 19 years with Eli Lilly and Company (“Lilly”), most recently as director of Alliance Management. He also served as General Manager of Lilly's African and Middle Eastern operations; Vice President of Financial Planning and Treasury of PCS Health Systems; Managing Director of Lilly's Saudi Arabia, Gulf and Yemen operations, as well as other sales, marketing, operations and financial positions. Mr. Gueth is a member of the board of directors of Antares Pharma (NASDAQ: ATRS). He is also on the board of the California chapter of the American Liver Foundation. Mr. Gueth received his master’s degree in public affairs from Indiana University and an M.S. in agricultural economics from Justus Liebig University in Germany.

Mr. Gueth will receive an annual retainer of $50,000 and will receive a grant of 22,000 restricted shares of the Company’s common stock. The restricted stock will be granted under the Company’s 2014 Stock Incentive Plan, and will vest on the first anniversary of the date of grant. The cash compensation and restricted stock award are the same as paid to other non-executive directors of the Company for their service in 2015.

Also on June 4, 2015, the Company announced that director Perry A. Karsen advised the Company that he will not stand for re-election as a director of the Company upon the expiration of his current term, which will end at the Company’s 2015 annual meeting of stockholders that will be held on July 16, 2015. Mr. Karsen cited conflicting time commitments resulting from membership on the Company’s board as the reason for his declining re-election. Mr. Karsen will, however, remain as an advisor to the Company, assisting management in the formation of a Strategic Advisory Committee. There were no matters of disagreement between Mr. Karsen and the Company concerning the Company’s operations, policies or practices.

Effective May 31, 2015, Thomas H. Tulip, Ph.D. and Cornelia B. Reininger, M.D., Ph.D. separated from the Company. At the time of the termination of their employment, Dr. Tulip was Executive Vice President and Chief Business Officer of the Company and Dr. Reininger was Senior Vice President and Chief Medical Officer. The Company entered into Separation and Release Agreements with each officer, which provide for payment of accrued salary, vacation and other employee benefits, as well as severance benefits, that are materially consistent with the applicable provisions of their previously disclosed employment agreements.

Item 8.01	Other Events.

On June 4, 2015, the Company issued a press release entitled “Navidea Biopharmaceuticals Appoints Anton Gueth to Board of Directors.” A copy of the Company’s June 4, 2015, press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Exhibit Description

99.1	Press Release, dated June 4, 2015, entitled “Navidea Biopharmaceuticals Appoints Anton Gueth to Board of Directors.”

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: June 4, 2015	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer

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